Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Exhibit 10.7

Lease Amendment

This Lease Amendment (“Amendment”) is entered into effective as of July 1, 2019 by and between Tesla, Inc. (“Tesla”) and Panasonic Corporation of North America, for and on behalf of its division Panasonic Energy of North America (“PENA”) with respect to the Amended and Restated Factory Lease dated January 1, 2017 (the “Factory Lease”).  Terms used herein with initial capitalization have the meanings specified where used or in the Gigafactory Contract.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

PENA shall continue to pay for its usage of electricity, RO Water, and Waste Water at the rates set forth in the first table of Appendix C: Utility Rates to the Factory Lease (the “Appendix C-1 Table”).

2.

Without limiting Section 1 above, for the period of [***] through [***], PENA shall pay a fixed sum of [***] as follows for (i) the difference in rates for electricity, RO Water, and Waste Water from the Appendix C-1 Table and the second table of Appendix C: Utility Rates to the Factory Lease (the “Appendix C-2 Table”), and (ii) PENA’s reasonable usage of the other utilities in the Appendix C-2 Table, with reference to standard production usages and the then-current approved build plan:

a.	[***] no later than [***] for the period ending [***];
b.	[***] no later than [***] for the quarter ending [***]; and
c.	[***] no later than [***] for the quarter ending [***].
3.	As of [***], the terms of the Factory Lease (Appendix C) shall control with respect to payment of utilities.
4.

This Amendment, together with the Factory Lease and all documents referenced or incorporated therein, constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to its subject matter.  No subsequent terms, conditions, understandings, or agreements purporting to modify the terms of this Amendment will be binding unless in writing and signed by both Parties. This Amendment may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all of which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment by persons duly authorized below:

Tesla, Inc.	Panasonic Corporation of North America, for and on behalf of its division Panasonic Energy of North America
By: /s/ Jerome Guillen Printed: Jerome Guillen Title:President, Automotive Date:9/20/2019	By: /s/ Michael Riccio Printed: Michael G. Riccio Title: Chief Financial Officer and Treasurer Date: 9/17/2019

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